Landec Corporation Announces Sale of Curation Foods’ BreatheWay® Business for $3.2 Million in Cash

BreatheWay divestment represents another step towards creating a CDMO-focused company aligned with attractive growth categories and end markets

SANTA MARIA, CA – June 2, 2022 - Landec Corporation (Nasdaq: LNDC) (“Landec” or the “Company”), a diversified health and wellness company focused on its growing Lifecore Biomedical (“Lifecore”) business – a fully integrated contract development and manufacturing organization (“CDMO”) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials – today announced that it has completed the sale of all of its Curation Foods’ assets related to BreatheWay packaging technology business (the “BreatheWay Business”) for $3.2 million in cash.

Dr. Albert Bolles, Chief Executive Officer of Landec Corporation, said, “We are pleased to announce the sale of the BreatheWay Business, which is yet another step towards creating a CDMO-focused company aligned with attractive growth categories and end markets. This transaction demonstrates our team’s continued focus on simplifying the Landec business through Project SWIFT as a means to generate shareholder value.”

The BreatheWay Business extends the shelf life of packaged fruits and vegetables naturally, to ensure high quality fresh produce reaches the consumer. The BreatheWay Business represented revenue of $2.1 million in the trailing twelve-month period ended February 27, 2022. Following the sale, the Company’s Curation Foods segment is represented by its avocado products and olive oil & vinegar businesses (Yucatan Foods, O Olive Oil & Vinegar®).

Net proceeds from the transaction will be used to repay borrowings under the Company’s credit facility. The results of operations related to the BreatheWay Business will be reported as discontinued operations beginning in the fiscal first quarter of 2023.

About Landec Corporation
Landec Corporation (Nasdaq: LNDC) is a leading innovator of diversified health and wellness solutions with two operating businesses: Lifecore Biomedical, Inc. and Curation Foods, Inc. Lifecore Biomedical is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings 35 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. Curation Foods is focused on innovating and distributing plant-based foods with 100% clean ingredients to retail, club and foodservice channels. Curation Foods brands include Yucatan® and Cabo

Fresh® avocado products and O Olive Oil & Vinegar® premium artisan products. For more information about the Company, visit Landec’s website at www.landec.com.

Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the timing and expenses associated with operations, the ability of the Company to recognize the anticipated benefits of the sale of the BreatheWay business, future liabilities that may arise from the transaction with Hazel Technologies, including from indemnification or retained assets, the ability to successfully operate the remaining Curation Foods businesses, litigation that may arise from the transaction with Taylor Farms, the ability to achieve acceptance of the Company’s new products in the market place, weather conditions that can affect the supply and price of produce, government regulations affecting our business, the timing of regulatory approvals, uncertainties related to COVID-19 and the impact of our responses to it, the ability to successfully integrate Yucatan Foods into the Curation Foods business, and the mix between domestic and international sales. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Landec Corp. Contact Information:
Investor Relations
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com